STRATUS PROPERTIES INC.

EXECUTIVE ANNUAL INCENTIVE PLAN

1.Purpose. The purpose of the Stratus Properties Inc. Executive Annual Incentive Plan (the “Plan”) is to advance the interests of Stratus Properties Inc. (“Stratus”) and its subsidiaries (together, the “Company”) by providing the framework under which annual or short-term incentive awards may be paid to executive officers and other key employees of the Company based on the achievement of pre-established performance goals.
2.Performance Periods. Unless otherwise determined by the Committee, the Plan is effective for calendar years beginning January 1, 2023 (each, a “Performance Period”) and will continue in effect until terminated as provided in Section 9.
3.Administration.
(a)The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Stratus. The Committee has full authority to interpret the Plan, including the authority to: (i) designate participants for a particular Performance Period; (ii) establish performance goals and objectives for each Performance Period; (iii) consider the achievement of the performance goals and determine whether any awards will be made under this Plan for a given Performance Period; (iv) establish regulations for the administration of the Plan; and (v) make all determinations necessary for the administration of the Plan.
(b)The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of the Plan.
(c)All decisions by the Committee regarding the Plan will be final, conclusive, and binding on all persons, including the participants and the Company. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.Eligibility and Participation. Participants in the Plan for a given Performance Period shall be the Company’s “Executive Officers” (as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934) and other key employees as designated by the Committee.
5.Establishment of Performance Goals.
(a)Prior to, or shortly after the beginning of, each Performance Period, the Committee will establish in writing (including through minutes of a Committee meeting or a written consent evidencing actions taken by the Committee) (i) the participants for that Performance Period; (ii) a target award opportunity for each participant, as well as threshold and maximum payout levels, which may be

As adopted on February 24, 2023

expressed as a percentage of the participant’s annual salary; (iii) one or more specific performance goals that will apply for such Performance Period, which may vary among participants; and (iv) a formula for determining the amounts that may become payable based on the level of achievement of the selected performance goals.
(b)The performance goals for each Performance Period shall apply to performance of the Company or one or more of its divisions, segments, subsidiaries or lines of business and/or to the performance of the participant. The Committee may select such subjective and/or objective goals as it deems appropriate. The performance goals may be subject to such adjustments as are specified by the Committee. For any Performance Period, performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry or market benchmarks or relative to levels attained in prior years. The Committee may change the performance goals each Performance Period and may also change the targets applicable to the performance goals from year to year.
6.Determination of Award Amounts. Following the completion of a Performance Period, the Committee will review actual performance as measured against the pre-established performance goals for that period. If threshold performance goals that were established by the Committee are not achieved, no incentive awards will be paid under the Plan. In the event that the performance goals have been met or exceeded, the Committee will approve (a) the extent to which the performance goals applicable to a participant have been achieved, making any adjustments that the Committee deems appropriate; and (b) the resulting amount of each individual participant’s incentive award. Notwithstanding the level of achievement of the performance goals, the Committee retains the discretion to decrease or eliminate the amount of the incentive award that is payable under this Plan for an applicable Performance Period, including, but not limited to, elimination of amounts payable under this Plan if required under the terms of Stratus’ Long-Term Incentive Plan.
7.Time and Form of Payment of Awards.
(a)Incentive Awards earned under the Plan for a given Performance Period will be paid to eligible participants as soon as practicable after the Committee’s determination of such amounts but not later than March 15th of the year following the end of that Performance Period. Awards under the Plan may be paid in whole or part in the form of cash or stock-settled restricted stock units (“RSUs”) (as set forth in Section 7(b)), as determined by the Committee.
(b)If permitted by the terms of Stratus’s stockholder-approved stock incentive plan and subject to any limits in such plan, up to 50% of the incentive award for a given Performance Period may be paid in an equivalent number of RSUs granted under such plan and determined by dividing the applicable amount of the incentive award by the closing price of the Common Stock on the date of grant. The RSU grant shall vest in one installment on the first anniversary of the date of grant, provided the Participant remains employed by or providing services to the Company, unless the termination is by the Company without Cause, by the participant with Good Reason (as such terms are defined in the applicable stock incentive plan of Stratus) or due to the participant’s retirement, and shall be subject to such other terms and conditions as contained in an RSU agreement entered into between the

Company and the participant.
8. Termination of Employment. In order to be eligible to receive an incentive award under the Plan, a participant must be an employee of the Company in good standing on the last day of the Performance Period, unless this requirement is waived by the Committee under such special circumstances as may be determined by the Committee.
9.Amendment or Termination. The Committee may, at any time, amend, suspend, or terminate the Plan in whole or in part. Upon termination, no participant will have any right to receive an incentive award under this Plan.
10.Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the state of Texas.
11.Severability. If any term or provision of the Plan is at any time or to any extent invalid, illegal, or unenforceable in any respect as written, such term or provision will be modified or limited to the extent necessary to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation will be ignored so as to not affect any other term or provision, and the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, will not be affected and each term and provision of the Plan will be valid and enforced to the fullest extent permitted by law.
12.Compliance with Legal Requirements. This Plan and the payment of incentive awards hereunder are subject to all applicable federal and state laws, rules and regulations, and to any such approvals by any governmental or regulatory agency as may be required.
13.Withholding of Taxes. The Company shall deduct from the amount of any award paid hereunder any federal or state taxes required to be withheld.
14.Section 409A of the Internal Revenue Code. It is intended that incentive award payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). In the event that any incentive award payment does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A. The Plan shall be interpreted and construed accordingly.
15.No Rights to Employment. Nothing in this Plan confers upon a participant any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the participant’s employment relationship with the Company at any time.
16.No Rights to Award. Unless otherwise expressly set forth in a written employment agreement or other agreement signed by the Company and a participant, a participant shall not have any right to any incentive award under the Plan until such incentive award has been paid to such participant and participation in the Plan in one Performance Period does not connote any right to become a participant in the Plan in any future Performance Period.
17.Non-exclusive. Nothing in this Plan limits the authority of the Company, the Board, or the Committee to adopt such other compensation arrangements as it may deem desirable for any participant.

18.Successors. All obligations of the Company under the Plan with respect to awards will be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the assets of the Company.
19.Non-transferability. A person’s rights and interests under the Plan, including any amounts payable under the Plan, may not be assigned, pledged, or transferred, except in the event of the participant’s death, to a designated beneficiary as set forth herein, or in the absence of such designation, by will or the laws of descent or distribution.
20.Unfunded Status. Nothing contained in the Plan creates or is intended to create a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary, or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company. Any incentive awards to be paid under this Plan will be paid from the general funds of the Company and no special or separate fund or segregation of assets will be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
21.Clawback. Notwithstanding any other provisions of this Plan, the Company may cancel any award, require reimbursement of any award by a participant, and effect any other right of recoupment of compensation provided under the Plan in accordance with any Company policies that may be adopted or modified from time to time (including, without limitation, to comply with applicable law or stock exchange listing requirements).

4